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                                EXHIBIT 3.1(c)
                                --------------

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         CHANGING NAME OF CORPORATION


                           (After issuance of Stock)




                       PROGRAM ENTERTAINMENT GROUP, INC.


                             A Nevada Corporation


We the undersigned, President and Assistant Secretary of Program Entertainment Group, Inc. a Nevada Corporation do hereby certify:

That the Shareholders of said corporation, at a meeting duly convened and held in Las Vegas, Nevada on July 22, 1997 are presented with a resolution whereby the Board of Directors would amend the Articles of Incorporation to change the name of the corporation. That a majority of the shareholders were represented at the meeting of stockholders either in person or by proxy. That a majority of the shareholders with voting rights at said meeting authorized the Board of Directors to amend the Articles of Incorporation changing the name of the corporation to Santa Maria Resources, Inc.:

That the Board of Directors of said corporation at a meeting duly convened, held July 22, 1997, adopted a resolution to amend the original Articles of Incorporation so that Article I of the Articles of Incorporation would delete the phrase "The name of the corporation is Program Entertainment Group, Inc." and insert the phrase "The name of the corporation is Santa Maria Resources, Inc.":

Henceforth the name of the corporation shall be SANTA MARIA RESOURCES, INC.



___________________________________     ______________________________________
President                               Assistant Secretary

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ACKNOWLEDGMENT:

STATE OF NEVADA

COUNTY OF CLARK

On July 22, 1997 personally appeared before me, a Notary Public, Robert Sturges, President and Alan H. Russell, Assistant Secretary of the Corporation, who acknowledged they executed the above instrument on behalf of said Corporation.



                                                  ______________________________
                                                  NOTARY PUBLIC

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